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                                                                  EXHIBIT 10.39



                               INSURANCE AGREEMENT


    THIS INSURANCE AGREEMENT (this "Agreement"), dated September 27, 1996, intended to be effective as of August 16, 1995 (the "Effective Date"), by and between Harbour Group Ltd., a Delaware corporation ("Limited"), and Uniquip Corporation, a Delaware corporation (the "Company").

                                    RECITALS

    WHEREAS, Limited has entered into an Insurance Program which Insurance Program provides for, among other things, workers compensation and employers' liability, general liability and automobile liability and physical damage coverage for Limited and for Eligible Companies which are named insureds under the Insurance Program;

    WHEREAS, the Company is an Eligible Company and desires to obtain the benefits of participating as a named insured in the Insurance Program;

    WHEREAS, the Insurance Program includes a retrospective rating plan and automatic premium adjustment plan, which provide for calculation of the premiums for the Insurance Program based on application of a rating formula to actual incurred losses and reserves for future losses and which require adjustment of the premiums retrospectively; and

    WHEREAS, the Company and Limited desire to provide for the payment and reimbursement by and of each other with respect to premiums and retrospective adjustments of premiums as more particularly described in this Agreement.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants which are made and to be performed by the respective parties, it is hereby agreed as of the Effective Date as follows:

    SECTION 1.  CERTAIN DEFINITIONS.

    When used in this Agreement the terms listed in this Section shall have the following meanings:

    "Adjusted Premium" means, with respect to any Rating Period, the aggregate of adjusted premiums, adjusted deductible prepayments, actual claims handling fees (to the extent not included in adjusted deductible prepayments) and other amounts paid or incurred by Limited with respect to such Rating Period, including without limitation interest and letter of credit fees paid in connection with any deferral of premium payments, minus declared dividends or returned premiums (to the extent not reflected in adjusted premiums) payable to Limited by Insurer with respect to such Rating Period, all determined in accordance with the provisions of the Insurance Program in effect for such Rating Period.

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    "Affiliate" of a Person means any Person (other than a Participating
Company) who Controls, is Controlled by, or is under common Control with, such Person.

    "Allocate Share" means, with respect to each Participating Company, that portion of Estimated Premiums with respect to a given Rating Period attributable to the employees, products, assets and operations of such Participating Company as conclusively determined by the Broker in a manner analogous to the manner in which Estimated Premiums were determined pursuant to the Insurance Program, and that portion of Adjusted Premiums with respect to a given Rating Period attributable to the employees, products, assets and operations of such Participating Company as conclusively determined by the Broker in a manner analogous to the manner in which Adjusted Premiums were determined pursuant to the Insurance Program, including without limitation the taking into account of such Participating Company's claims experience during the Rating Period. Each Participating Company's Allocate Share of the Premium Adjustment with respect to each Rating Period shall be the difference, positive or negative, of the Participating Company's Allocate Share of Estimated Premiums minus such Participating Company's Allocate Share of Adjusted Premiums for such Rating Period. Its Allocate Share of the Premium Adjustment, if negative, is an amount payable by the Participating Company to Limited or to Broker at Limited's direction and if positive, an amount payable or creditable to the Participating Company by Limited or Broker on Limited's behalf.

    "Broker" means Willis Corroon Corporation of Missouri, or any successor providing similar services in connection with any Insurance Program with respect to any Rating Period. In the event that there is no such successor providing similar services, Broker shall mean Limited, or its designee.

    "Calculation Date" means, with respect to any Rating Period, the date six months after the end of such Rating Period, and annually thereafter, as of which dates the Premium Adjustment is determined.

    "Control" shall mean, with respect to a Person, the ownership or control of voting interests capable of electing a majority of the managing body of such Person.

    "Eligible Company" means a Person more than fifty percent (50%) of the ownership interests of which are owned by Harbour Group and eligible to participate in the Insurance Program, as it may be amended from time to time.

    "Estimated Premiums" means, with respect to each Rating Period, the aggregate of premiums (unadjusted), deductible prepayments, estimated claims handling charges (to the extent not included in deductible prepayments) and other amounts paid or incurred by Limited with respect to such Rating Period, including without limitation interest and letter of credit fees paid in connection with any deferral of premium payments, minus interim advances (adjustments) of dividends payable to Limited by Insurer with respect to such Rating Period, all determined in accordance with the provisions of the Insurance Program in effect for such Rating Period.


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    "Harbour Group" means, as applicable, Limited, Harbour Group Investments,
L.P. and/or any of their respective Affiliates.

    "Insurer" means the CNA Companies, including Transportation Insurance Company, Continental Casualty Company, Transcontinental Technical Services, Inc. and any other Person providing all or any part of an Insurance Program.

    "Insurance Program" means, as applicable, that certain CNA Casualty Insurance Program for the period effective April 1, 1996 to April 1, 1997, prior programs as in effect for the one year period ending April 1, 1996 and any successor program, as each may have been or may be amended from time to time.

    "Participating Company" means, with respect to each Rating Period, an Eligible Company which has been included as a named insured in the Insurance Program.

    "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.

    "Premium Adjustment" means the difference, positive or negative, of Estimated Premiums with respect to a given Rating Period minus Adjusted Premiums with respect to such Rating Period, determined as of each Calculation Date for such Rating Period. The Premium Adjustment, if negative, is an amount payable by Limited to the Insurer and if positive, an amount payable or creditable to Limited by the Insurer.

    "Rating Period" means the period commencing on April 1 of each year and ending on April 1 of the following year, or other period determined in accordance with the Insurance Program.

    "Retrospective Adjustment Statement" means the statement issued by Broker to each Participating Company as of each Calculation Date and as of final settlement with respect to each Rating Period setting forth the calculation of such Participating Company's Allocate Share of the Premium Adjustment for such Rating Period.

    Terms not otherwise defined herein shall have the meanings given such terms in the Insurance Program, unless the context clearly indicates otherwise.

    SECTION 2.  PARTICIPATION IN INSURANCE PROGRAM.

    During each Rating Period for which the Company is an Eligible Company, Limited may, at its election, include the Company as a Participating Company in the Insurance Program. In the event that the Company is an Eligible Company and Limited elects not to include the Company as a Participating Company, Limited shall give notice to the Company of its election prior to the commencement of such Rating Period; provided that any failure to give such notice shall not obligate Limited to include the Company as a Participating Company. The Company shall cease to be a Participating Company immediately upon the earlier to occur
of   the Company ceases to be an Eligible Company, and  the Insurance Program is
terminated for any reason, including, without limitation, a voluntary termination by Limited; provided, however, that the provisions of Section 3 of


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this Agreement shall continue to apply with respect to any Rating Period during which the Company was a Participating Company. In the event that during a Rating Period the Company ceases to be a Participating Company, Limited shall promptly give notice to the Company of such event; provided that Limited shall in no way be liable to the Company for any failure to give such notice.

    SECTION 3.  AGREEMENT TO REIMBURSE.

    With respect to each Rating Period for which the Company is a Participating Company, the Company shall reimburse Limited in the amount of the Company's Allocate Share of Adjusted Premiums for such Rating Period.

    Within fifteen (15) days of receipt from Broker of each monthly invoice setting forth the Company's Allocate Share of each installment of Estimated Premiums for each Rating Period during which the Company is a Participating Company, the Company shall remit to Limited, or on Limited's behalf and at its direction to Broker or Insurer, the Company's Allocate Share of each installment of Estimated Premiums.

    Upon determination of the Company's Allocate Share of the Premium
Adjustment on each Calculation Date, the Company shall be provided with a Retrospective Adjustment Statement setting forth the Company's Allocate Share of the Premium Adjustment. If the Company's Allocate Share of the Premium Adjustment is positive, Limited or on Limited's behalf, Broker shall pay to the Company an amount equal to such positive amount within fifteen (15) days of the date of the Retrospective Adjustment Statement. If the Company's Allocate Share of the Premium Adjustment is negative, the Company shall pay to Limited or at Limited's direction to Broker an amount equal to such negative amount within fifteen (15) days of the date of the Retrospective Adjustment Statement.

    In the event that for any Rating Period there are any claims under the Insurance Program with respect to any Participating Company which claims remain open or a balance remains in the deductible prepayment fund after the first Calculation Date, as of each subsequent Calculation Date there shall be a new determination of the Adjusted Premium, the Premium Adjustment and each Participating Company's Allocate Share of the Premium Adjustment and the Company shall be provided with a recalculated Retrospective Adjustment Statement.

    Upon final settlement of all claims with respect to a Rating Period, Limited shall request the Broker to make a final determination of the Adjusted Premium, the Premium Adjustment and each Participating Company's Allocate Share of the Premium Adjustment taking into account the final reconciliation of the deductible prepayment fund and to provide to the Company and Limited a final Retrospective Adjustment Statement setting forth the Company's Allocate Share of the final Premium Adjustment. If the Company's Allocate Share of the final Premium Adjustment for the Rating Period exceeds the amounts previously paid to Limited or Broker on account of the Insurance Program for such Rating Period, the Company shall remit the excess to Limited or at Limited's direction to Broker


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within thirty (30) days of the date of the final Retrospective Adjustment
Statement. If the amounts previously paid by the Company on account of such Insurance Program for the Rating Period exceed the Company's Allocate Share of the final Premium Adjustment for such Rating Period, Limited shall remit the excess to the Company within thirty (30) days of the date of the final Retrospective Adjustment Statement.

    SECTION 4.  FURTHER ASSURANCES.

    Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such other instruments and take all such other actions as may be reasonably requested by the other party hereto from time to time, consistent with the terms of this Agreement, to effectuate the purposes and provisions of this Agreement.

    SECTION 5.  NOTICES.

    All notices, requests, consents and other communications hereunder shall be in writing and may be delivered personally (including by courier) or by first class registered or certified mail, postage prepaid, addressed:

    (a)  if to the Company, to:

         Uniquip Corporation
         369 W. Western Avenue
         Port Washington, WI  53074
         Attention:  Chief Executive Officer

    (b)  if to Limited, to:
         Harbour Group Ltd.
         7701 Forsyth Boulevard
         Suite 600
         St. Louis, MO  63105
         Attention:  Mr. Francis M. Loveland

or at such other address as may have been furnished by such party to the others in writing. Service of any such notice or other communication so made by mail shall be deemed complete on the earliest to occur of the day of actual delivery thereof as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) day after the date of mailing.

    SECTION 6.  GOVERNING LAW; PROCESS.

    This Agreement shall be governed by the substantive laws of the State of Missouri without regard to the provisions for choice of law thereunder. The parties hereto (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a State or Federal Court in the City of St. Louis, County


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of St. Louis and State of Missouri, (b) waive any objection which they may have now or hereafter to the laying of venue of any such suit, action or proceeding,
(c) irrevocably submit to the jurisdiction of any such court in any such suit, action or proceeding, and (d) consent to service of process by mail, in the manner set forth in Section 5, in respect of any legal suit, action or proceeding arising out of or relating to this Purchase Agreement.

    SECTION 7.  MODIFICATION; WAIVER.

    This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein.

    SECTION 8.  ENTIRE AGREEMENT.

    This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, discussions, negotiations and understandings related to the subject matter hereof. This Agreement may be amended only by a document in writing executed by all of the parties hereto.

    SECTION 9.  ASSIGNMENT; SUCCESSORS AND ASSIGNS.

    This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 10.  SEVERABILITY.

    The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

    SECTION 11.  EXECUTION IN COUNTERPART.

    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, effective as of the Effective Date.


                                            HARBOUR GROUP LTD.


                                            By: /s/ Francis M. Loveland
                                                 --------------------------
                                                 Name:  Francis M. Loveland
                                                 Title: Vice President - Finance



                                            UNIQUIP CORPORATION


                                            By: /s/ Francis M. Loveland
                                                 --------------------------
                                                 Name:  Francis M. Loveland
                                                 Title: Treasurer





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